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                      CLAREMONT TECHNOLOGY GROUP, INC.

                     CONSENT OF INDEPENDENT ACCOUNTANTS

                             Dated May 30, 1997




The Board of Directors
Claremont Technology Group, Inc.:


We consent to the use of our report incorporated herein by reference.


                                       /s/ KPMG PEAT MARWICK LLP
                                       KPMG PEAT MARWICK LLP



Portland, Oregon
May 30, 1997